UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2024

PIONEER POWER SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35212	27-1347616
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Kelby Street, 12th Floor Fort Lee, New Jersey	07024
(Address of principal executive offices)	(Zip Code)

(212) 867-0700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	PPSI	Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on April 18, 2024, Pioneer Power Solutions, Inc. (the “Company”) received a notice from the Listing Qualifications Staff of the Nasdaq Stock Market LLC (“Nasdaq”), notifying the Company that as it had not yet filed its Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”), the Company no longer complied with Listing Rule 5250(c)(1) (the “Listing Rule”) for continued listing on Nasdaq. Additionally, on May 24, 2024, the Company received an additional notice from Nasdaq notifying the Company that as it had not yet filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 (the “Q1 Form 10-Q”), and because the Company remained delinquent in filing the Form 10-K, the Company did not comply with the Listing Rule for continued listing on Nasdaq. On July 26, 2024, the Company filed the Form 10-K with the Securities and Exchange Commission (the “SEC”) and is now in compliance with such filing.

On August 21, 2024, the Company received a notice (the “Q2 Form 10-Q Notice”) from Nasdaq notifying the Company that as it has not yet filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 (the “Q2 Form 10-Q,” and collectively with the Q1 Form 10-Q, the “Delinquent Filings”), that the Company is not in compliance with the Listing Rule for continued listing on Nasdaq.

The Company previously submitted a plan to Nasdaq to regain compliance with respect to the Delinquent Filings (the “Plan”), and Nasdaq granted an exception until September 20, 2024, to file the Delinquent Filings. Pursuant to the Q2 Form 10-Q Notice, the Company is required to submit an update to the Plan to Nasdaq by September 5, 2024, to regain compliance with respect to the filing requirement. Nasdaq may grant the Company an additional exception of up to a maximum of 180 calendar days from the filing due date of the Form 10-K to file the Delinquent Filings, or until October 14, 2024, to regain compliance.

The Q2 Form 10-Q Notice from Nasdaq has no immediate effect on the listing of the Company’s common stock. The Company is working diligently with its independent registered public accounting firm to complete the Delinquent Filings. There can be no assurance that the Company will regain compliance with the Nasdaq’s rules or maintain compliance with any of the other Nasdaq continued listing requirements.

Item 8.01 Other Events.

On August 23, 2024, the Company issued a press release announcing its receipt of the Q2 Form 10-Q Notice. A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward-Looking Statements

Certain statements made in this report (including Exhibit 99.1 attached hereto) constitute forward-looking statements within the meaning of the federal securities laws. All statements contained in this report that do not relate to matters of historical fact should be considered forward-looking statements. For example, forward-looking statements include, without limitation, statements regarding the Company’s anticipated filing of the Delinquent Filings. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees and are subject to risks described from time to time in the Company’s periodic filings with the SEC. The forward-looking statements included in this report are made only as of the date of this report, and, unless otherwise required by applicable law, the Company assumes no obligation to update any forward-looking statements, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated August 23, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER POWER SOLUTIONS, inc.

Date: August 23, 2024	By:	/s/ Walter Michalec
	Name:	Walter Michalec
	Title:	Chief Financial Officer